INTERNATIONAL FIBERCOM, INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                            (1997 Stock Option Plan)


         BY THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") made and entered into this _______ day of ___________, ________ ("Grant Date"), INTERNATIONAL FIBERCOM, INC., an Arizona corporation ("Company"), and _________________________, an employee of the Company ("Optionee"), hereby state, confirm, represent, warrant and agree as follows:

                                       I.

                                    RECITALS

         1.1 The Board of Directors of the Company adopted a 1997 Stock Option Plan ("Plan") that was approved by the shareholders of the Company on July 21, 1997. Upon such approval, the right and option (the "Option") to purchase shares of common stock, no par value, of the Company ("Common Stock") under the Plan became effective. The Plan is administered by the Board of Directors or a Committee appointed by the Board (as applicable, hereafter referred to as the "Board").

         1.2 By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company will grant to the Optionee, and the Optionee will accept from the Company.

                                       II.

                                   AGREEMENTS

         2.1 Grant of Incentive Stock Option. Subject to the terms and conditions of this Agreement and as set forth in the Plan, the Company grants to the Optionee the Option to purchase from the Company all or any part of an aggregate of ___________ shares of Common Stock, authorized but unissued or, at the option of the Company, treasury if available ("Optioned Shares"). The Option granted hereunder shall be an incentive stock option, as defined in Section 422 of the Internal Revenue Code. The Optionee, upon acceptance and execution of this Agreement, shall be bound by the terms and conditions of this Agreement and of the Plan. Capitalized terms which are not defined in this Agreement shall have the meanings given to such terms in the Plan.

         2.2 Exercise of Option. The Optionee may exercise this Option by completing and signing a written notice in the form attached to this Agreement and delivering such notice to the Company as provided in this Agreement.

         2.3 Purchase Price. The price to be paid for the Optioned Shares (the "Purchase Price")
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shall be $____ per share.

         2.4 Payment of Purchase Price. Payment of the Purchase Price shall be made in cash.

         2.5 Termination of Option. Except as otherwise provided herein, the Option, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

                  2.5.1    5:00 p.m., Phoenix time on _____________;

                  2.5.2 The termination of Optionee's employment with the Company, if such termination occurs prior to the date one year from the date of the grant of the Option;

                  2.5.3 Termination of the Employee's employment by the Company and expiration of any applicable post-termination exercise periods provided by Section 9(b), "Exercise of Option," of the Plan; or

                  2.5.4    As otherwise provided in the Plan.

         2.6 Notices. Any notice to be given under the terms of this Agreement ("Notice") shall be addressed to the Company in care of its secretary at 3615 South 28th Street, Phoenix, Arizona 85040, or at its then current corporate headquarters. Notice to be given to Optionee shall be addressed to him or her at the address set forth below under the Optionee's name or at such other address as Optionee shall designate by notice. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

         2.7 Notification of Disposition of Shares. The Optionee hereby acknowledges that a disposition of shares of Common Stock acquired upon the exercise of the Option within two (2) years from the Grant Date or within one
(1) year after the transfer of such shares of Common Stock to him or her would result in the Option failing to qualify as an incentive stock option. The Optionee hereby agrees to promptly notify the Company of any disposition of shares of Common Stock within either of the above time limitations.

         2.8 Optionee Not a Shareholder. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and a stock certificate issued therefor.

         2.9 Disputes or Disagreements. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself and his personal representatives, that any disputes or disagreements which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive. In the event of any conflict between the Plan and this Agreement, the Plan shall control.
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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Optionee and by the Company through its duly authorized officer.

                                         COMPANY:

                                         INTERNATIONAL FIBERCOM, INC.



                                         By_____________________________________
                                             Joseph P. Kealy
                                             Its President


                                         OPTIONEE:


                                         _______________________________________

                                         ________________________________
                                         c/o International FiberCom, Inc.
                                         3615 South 28th Street
                                         Phoenix, AZ 85040
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                                Note of Exercise

                          International FiberCom, Inc.
                             3615 South 28th Street
                             Phoenix, Arizona 85040


         The undersigned hereby irrevocably subscribes for the purchase of _____ shares of Common Stock ("Shares") from International FiberCom, Inc. (the "Company"), pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment, covering the purchase of the Shares, which should be delivered to the undersigned at the address stated below, and, if such number of Shares shall not be all of the Shares purchasable hereunder, then a new Option representing the balance of the Shares purchasable under this Option shall be delivered to the undersigned at the address stated below.

         The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such Shares, unless either (a) a registration statement, or post-effective amendment thereto, covering such Shares have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, or (b) counsel to the Company satisfactory to the undersigned has rendered an opinion in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) the Company may affix a legend to the foregoing effect on the certificates representing for Shares hereby subscribed for, if such legend is applicable.


Dated:_________________________    Signed:______________________________________

                                   Address:_____________________________________

                                   _____________________________________________
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